Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 333-51790, 333-31548, 333-63802, 333-100727, 333-109179) and in the Registration Statements on Form S-8 (File Nos. 33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 333-51906, 33-30007, 33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291, 33-21241, 333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103, 333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762, 333-76766, 333-76768, 333-76770, 333-100722, 333-90514, 333-90512, 333-90510, 333-64095, 333-106691, 333-106692, 333-111314, 333-116650, 333-116651, 333-116653, 333-114184, 333-125723, 333-125724, 333-125726) of Genzyme Corporation of our report dated March 1, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 1, 2007 relating to Genzyme Corporation’s financial statement schedule, which appears in this Form 10-K and of our report dated February 27, 2007 relating to the financial statements of BioMarin/Genzyme LLC which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 1, 2007